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                                                                 EXHIBIT 10.37
PRESS RELEASE                                            FOR IMMEDIATE RELEASE

For more information, please contact:
David Morgenstein
Vice President Operations
415.391.4455
david@burst.com

                        INSTANT VIDEO TECHNOLOGIES, INC.
                            CO-FOUNDER RICHARD LANG
                       ASSUMES CHAIRMAN AND CEO POSITIONS

        San Francisco, California, September 12, 1997; Instant Video Technologies, Inc., (OTC:IVDO), announced today that IVT co-founder Richard Lang has been elected Chairman, President, and Chief Executive Officer of IVT. He replaces Gary R. Familian, who has resigned from the executive positions in order to focus exclusively on IVT licensing activities as a paid consultant to the Company. Mr. Familian has been an executive of IVT since 1994. Mr. Familian shall remain a member of IVT's Board of Directors. Therese A. Stacy, IVT's Executive Vice President of Business Development, and Mr. Familian's wife, shall be leaving the Company to pursue other interests.

Richard Lang is the co-founder of Instant Video Technologies, Inc. and the inventor of record for the bulk of IVT's patent portfolio, which covers the faster-than-real-time transfer of audio and video over networks. As co-founder of the Company, Mr. Lang has been involved during every stage of IVT's development, and has previously served the Company as Chairman and CEO.

"During the past year IVT has begun to take advantage of the growing needs for its technology in the marketplace," said Richard Lang. "I am pleased to be able to assist IVT during this exciting time of transition and growth."

IVT holds the patents for the faster-than-real-time transfer of audio and video over network systems, and has developed Burstware(TM) (software) and the Burstware Viewer(TM) which optimize bandwidth and network resources that enable the instant delivery and viewing of multimedia content material over computer networks.


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This news release may contain forward-looking statements relating to the future performance of Instant Video Technologies, Inc. Forward-looking statements, specifically those concerning future performance, are subject to certain risks and uncertainties, and actual results may differ materially. These risks and uncertainties are detailed from time to time in the company's filings with the Securities and Exchange Commission (SEC).

Burstware(TM) and Burstware Viewer(TM) are trademarks of Instant Video Technologies, Inc.

Instant Video Technologies Inc.

        Instant Video Technologies has developed and owns a comprehensive patent portfolio covering the faster-than-real-time transmission and reception of audio and video programming. The Company describes this type of communication as "burst," and has developed a line of software called Burstware, which it licenses to the telecommunications, entertainment, and financial industries. Instant Video Technologies is trading on the OTC Bulletin Board under the symbol IVDO, and can be found on the Internet at http://www.burst.com.






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